NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER | SHARES

Pay88, Inc.

CUSIP NO. XXXXXX XX X

AUTHORIZED COMMON STOCK: 105,000,000 SHARES
PAR VALUE: $.001

This Certifies that

Is The Record Holder Of

Shares of **Pay88, Inc.** Common Stock

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned & Registered
OTC CORPORATE TRANSFER SERVICE CO.
PO Box 501 • Hicksville, NY 11802
www.transferstock.com
TRANSFER AGENT AND REGISTRAR

By:
Authorized Signature

SECRETARY

PAY88, INC.
CORPORATE
Seal
July 7, 2005
NEVADA

PRESIDENT